CNL Strategic Capital, LLC POS-AM

Exhibit 23.6

Consent of Alvarez & Marsal Valuation Services, LLC

We hereby consent to the reference to our name under the headings “Prospectus Summary,” “Risk Factors” and “Conflicts of Interest and Certain Relationships and Related Party Transactions” in CNL Strategic Capital, LLC’s Post-Effective Amendment No. 5 to Registration Statement on Form S-1 and in the prospectus included therein (collectively, the “Registration Statement”).

/s/ Alvarez & Marsal Valuation Services, LLC

Date: April 9, 2021